EXHIBIT 21.1
------------



SUBSIDIARIES OF THE COMPANY


                                                              Company's
                                              Jurisdiction    Percentage
Name of Subsidiary                          of Incorporation  Ownership
------------------                          ----------------  ----------

AMLI Residential Properties, L.P. . . . . .      Delaware         85%
  A.   AMLI Residential Construction,
         L.L.C. . . . . . . . . . . . . . .      Delaware         95%
  B.   AMLI Institutional Advisors, Inc.. .      Illinois        100%
  C.   AMLI Management Company. . . . . . .      Delaware         95%
  D.   Pleasant Hill Joint Venture. . . . .      Georgia         100%
  E.   AMLI at Windbrooke, L.P. . . . . . .      Illinois         15%
  F.   AMLI at Willeo Creek, L.P. . . . . .      Georgia          30%
  G.   Barrett Lakes, L.L.C.. . . . . . . .      Delaware         35%
  H.   AMLI at Chevy Chase, L.P.. . . . . .      Illinois         33%
  I.   AMLI at River Exchange, L.L.C. . . .      Delaware         40%
  J.   Acquiport/Aurora Crossing, L.P.. . .      Delaware         25%
  K.   Acquiport/Fossil Creek, L.P. . . . .      Delaware         25%
  L.   AMLI at Danada, L.L.C. . . . . . . .      Illinois        100%
  M.   AMLI at Verandah, L.P. . . . . . . .      Delaware        100%
  N.   Gardner Drive Limited Liability
       Company. . . . . . . . . . . . . . .      Delaware         35%
  O.   AMLI at Regents Crest, L.P.. . . . .      Delaware        100%
  P.   Park Creek - Gainesville, L.L.C. . .      Georgia         100%
  Q.   Timberglen, L.P. . . . . . . . . . .      Delaware         40%
  R.   AMLI at Conner Farms, L.P. . . . . .      Delaware        100%
  S.   Clairmont, L.P.. . . . . . . . . . .      Delaware        100%
  T.   Wells Oakhurst, L.P. . . . . . . . .      Delaware         25%
  U.   AMLI Parkway, L.P. . . . . . . . . .      Texas            25%
  V.   AMLI Castle Creek, L.P.. . . . . . .      Delaware        100%
  W.   Acquiport/Clearwater, L.P. . . . . .      Delaware         25%
  X.   AMLI Creekside, L.P. . . . . . . . .      Delaware        100%
  Y.   AMLI Deerfield, L.P. . . . . . . . .      Texas            25%
  Z.   Acquiport/Wynnewood, L.P.. . . . . .      Delaware         25%
  AA.  Landmark on Spring Mill LLC. . . . .      Delaware        100%
  AB.  AMLI at Mill Creek, LLC. . . . . . .      Delaware         25%
  AC.  Park Creek - Old Mill, L.P.. . . . .      Georgia          75%
  AD.  Aquiport/St. Charles, L.P. . . . . .      Delaware         25%
  AE.  Aquiport/Monterey Oaks, L.P. . . . .      Delaware         25%
  AF.  Aquiport/Park Bridge, L.P. . . . . .      Delaware         25%
  AG.  AMLIWS Summit Ridge, LLC . . . . . .      Missouri         25%
  AH.  AMLI/BPMT Prestonwood Hills
       Partnership. . . . . . . . . . . . .      Delaware         45%
  AI.  AMLI/BPMT on the Green Partnership .      Delaware         45%
  AJ.  Prestonwood Hills REIT II. . . . . .      Maryland         44%
  AK.  On the Green REIT II . . . . . . . .      Maryland         44%
  AL.  AMLI at Oakbend, L.P.. . . . . . . .      Delaware        100%
  AM.  AMLI/BPMT Midtown Partnership. . . .      Delaware         45%
  AN.  AMLI/BPMT Frankford Partnership. . .      Delaware         45%
  AO.  AMLI/BPMT Scofield Partnership . . .      Delaware         45%
  AP.  AMLI/BPMT Breckinridge Partnerships.      Delaware         45%
  AQ.  Midtown REIT . . . . . . . . . . . .      Maryland         44%
  AR.  Frankford REIT . . . . . . . . . . .      Maryland         44%
  AS.  Scofield REIT. . . . . . . . . . . .      Maryland         44%
  AT.  Breckinridge REIT. . . . . . . . . .      Maryland         44%

                                                              Company's
                                              Jurisdiction    Percentage
Name of Subsidiary                          of Incorporation  Ownership
------------------                          ----------------  ----------

  AU.  AMLI at Cambridge Square, LLC. . . .      Kansas           30%
  AV.  AMLI at Peachtree City, LLC. . . . .      Georgia          20%
  AW.  Acquiport Kings Harbor L.P.. . . . .      Delaware         25%
  AX.  AMLI at Milton Park, LLC . . . . . .      Georgia          25%
  AY.  AMLI/BPMT Towne Square Partnership .      Delaware         45%
  AZ.  Towne Square REIT. . . . . . . . . .      Maryland         44%
  BA.  AMLI at Lowry Estates, L.P.. . . . .      Delaware         50%
  BB.  AMLI at Peachtree City-Phase I, LLC.      Georgia          20%
  BC.  AMLI at Peachtree City-Phase II, LLC      Georgia          20%
  BD.  AMLI Residential Construction, L.P..      Delaware         95%
  BE.  AMLI/BPMT Osprey Lake Partnership. .      Delaware         69%
  BF.  Osprey Lake REIT . . . . . . . . . .      Maryland         45%
  BG.  AMLI at Milton Park, LLC . . . . . .      Delaware         25%
  BH.  AMLI at Seven Bridges, LLC . . . . .      Delaware         20%
  BI.  AMLI at Barrett Lakes II, LLC. . . .      Delaware         25%
  BJ.  AMLI Downtown Austin, L.P. . . . . .      Delaware         30%
  BK.  AMLI at Bryan Place, L.P.. . . . . .      Delaware         48%
  BL.  AMLI at Park Meadows, LLC. . . . . .      Delaware         25%
  BM.  AMLI at Residential 2001 Pool, L.P..      Delaware        100%
  BN.  AMLI at Residential 2001 Pool,
         L.L.C. . . . . . . . . . . . . . .      Delaware        100%
  BO.  AMLI Seventh Street Station, L.P.. .      Delaware        100%
  BP.  AMLI Seventh Street GP, L.L.C. . . .      Delaware        100%
  BQ.  AMLI at Walnut Creek, L.P. . . . . .      Delaware        100%
  BR.  Museum Gardens IL, LLC . . . . . . .      Delaware         25%
  BS.  AMLI at Barrett Walk Condominiums,
       LLC. . . . . . . . . . . . . . . . .      Delaware        100%
  BT.  AMLI/Amrescon Barrett LLC. . . . . .      Delaware        100%
  BU.  AMLI Residential Properties, LLC . .      Delaware        100%
  BV.  AMLI at Oakhurst, LLC. . . . . . . .      Delaware        100%
  BW.  Park Creek - Newman, L.P.. . . . . .      Georgia          50%
  BX.  The Townhomes at Barrett Walk
         Condominium Association, Inc.. . .      Delaware        100%